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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2006

BUTLER INTERNATIONAL, INC.

(Exact name of Registrant as specified in Charter)

MARYLAND	0-14951	06-1154321

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

110 Summit Avenue, Montvale, New Jersey 07645

(Address of Principal Executive Offices/Zip Code)

Registrant’s telephone number, including area code: (201) 573-8000

Not Applicable

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

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TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01	Entry into a Material Definitive Agreement
ITEM 9.01	Exhibits

SIGNATURE

EXHIBIT INDEX

EXHIBIT 10.1

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 31, 2006, we entered into a Fourteenth Amendment to Credit Agreement (“Fourteenth Amendment”) with General Electric Capital Corporation (“GECC”). The Fourteenth Amendment provides, among other matters, for an extension of the termination date of the credit facility and term loans from October 31, 2006 to April 30, 2007.

The foregoing description of the Fourteenth Amendment is not, and does not purport to be, complete and is qualified in its entirety by reference to a copy of the same filed as Exhibit 10.1 hereto and incorporated herein in its entirety by this reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits
The exhibits listed below is being furnished pursuant to Item 9.01.
Exhibit Number	Description
10.1

Fourteenth Amendment to Credit Agreement dated October 31, 2006, by and among Butler International, Inc., a Maryland corporation (“BI”), certain of its subsidiaries, and General Electric Capital Corporation (“GECC”).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2006	BUTLER INTERNATIONAL, INC.

By: /s/ Mark Koscinski
Mark Koscinski

Principal Accounting Officer

BUTLER INTERNATIONAL, INC.

EXHIBIT LIST

Exhibit Number	Description
10.1

Fourteenth Amendment to Credit Agreement dated October 31, 2006, by and among Butler International, Inc., a Maryland corporation (“BI”), certain of its subsidiaries, and General Electric Capital Corporation (“GECC”).

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